SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BRANDYWINEGLOBAL – GLOBAL INCOME OPPORTUNITIES FUND INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BRANDYWINEGLOBAL - GLOBAL INCOME OPPORTUNITIES FUND INC.

620 Eighth Avenue, 49th Floor

New York, New York 10018

JUNE 16, 2020 SPECIAL MEETING OF SHAREHOLDERS POSTPONED TO JULY 6, 2020

The following Notice of Postponement relates to the proxy statement (the “Proxy Statement”) of BrandywineGLOBAL - Global Income Opportunities Fund Inc. (the “Fund”), dated April 16, 2020, furnished to shareholders of the Fund in connection with the solicitation of proxies by the Board of Directors of the Fund for use at the Fund’s 2020 Special Meeting of Shareholders (the “Meeting”) originally scheduled to be held on Friday, June 5, 2020 and subsequently postponed to Tuesday, June 16, 2020. This Supplement is being filed with the Securities and Exchange Commission to provide notice of a change of time and date of the Meeting and is being made available to shareholders on or about June 12, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF POSTPONEMENT

OF THE JUNE 16, 2020 SPECIAL MEETING OF SHAREHOLDERS

To the shareholders of BrandywineGLOBAL - Global Income Opportunities Fund Inc. (the “Fund”):

NOTICE IS HEREBY GIVEN that the date and time of the Special Meeting of Shareholders (the “Meeting”) of the Fund has been changed. The meeting originally scheduled for Friday, June 5, 2020 at 9:00 a.m. Eastern Time and subsequently postponed to Tuesday, June 16, 2020 at 10:00 a.m. Eastern Time, has been postponed to Monday, July 6, 2020 at 9:00 a.m. Eastern Time in order to solicit additional shareholder votes. As previously announced, the Fund’s Meeting will be accessible solely by means of remote communication in light of public health concerns regarding the coronavirus pandemic.

As described in the proxy materials for the Meeting previously distributed, the Board of Directors of the Fund has fixed the close of business on March 9, 2020 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting or any postponement or adjournment thereof. The Meeting will be held at the following Meeting website: http://www.meetingcenter.io/219849885. To participate in the Meeting, shareholders of the Fund must enter the following password: LMPM2020. Shareholders must also enter the control number found on their proxy card previously received from the Fund.

We encourage you to access the meeting site prior to the start time to allow ample time to log into the meeting webcast, test your computer system, and, if you plan to vote at the Meeting, download and print the Meeting ballot that will be posted to the website. Accordingly, the Meeting site will first be accessible to shareholders beginning at approximately 9:00 a.m. Eastern Time on July 2, 2020. The Meeting ballot will contain instructions on how to submit your vote during the Meeting, including the email address to which the completed ballot and any legal proxies should be sent. For questions relating to participation at the Meeting by remote communication, please call (888) 888-0151.

If shares are held through an intermediary, such as a bank or broker, shareholders must register in advance to attend the Meeting. To register shareholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings along with their name and email address to Computershare Fund Services. Shareholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m., Eastern Time, on June 30, 2020. Shareholders will receive a confirmation email from Computershare Fund Services of the shareholder’s registration and a control number that will allow the shareholder to vote at the Meeting.

Shareholders are not required to attend the Meeting to vote on the proposals. Whether or not shareholders plan to attend the Meeting, the Fund urges shareholders to authorize a proxy to vote the shareholder’s shares in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. In connection with the Meeting, the Fund has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). Shareholders are advised to read the Fund’s proxy statement because it contains important information. The proxy statement is available on the Internet at http://www.ReadOurMaterials.com/lmf. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in time and date and may continue to be used to vote your shares in connection with the Meeting. The proxy statement and other documents filed by the Fund are also available for free on the SEC website, www.sec.gov.

By Order of the Board of Directors

Robert I. Frenkel

Secretary

June 12, 2020